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                                                                  EXHIBIT 10.07


                         DEFERRED COMPENSATION AGREEMENT


THIS AGREEMENT is made and entered into this 27th day of December, 1994, by and between SYNERGISM, INC., herein referred to as "Corporation" and JAMES RYLEY, herein referred to as "Employee."

                                    RECITALS

1. Employee has been employed by Corporation upon terms mutually agreed upon from time to time by Corporation and Employee and has rendered valuable services to corporation.

2. Corporation wishes to encourage Employee to continue as an employee of Corporation and desires to retain the services of Employee realizing that if Employee were to enter into competition with Corporation, Corporation might suffer financial loss.

3. Employee and Corporation's subsidiary CUPERTINO ELECTRIC entered into a prior Deferred Compensation Agreement dated September 18, 1972. Employee and corporation wish to amend and restate said Deferred Compensation Agreement.

                                    AGREEMENT

1. Employee and Corporation hereby agree to amend and restate the aforementioned Deferred Compensation Agreement in accordance with the provisions of this Deferred Compensation Agreement as executed on the above date by the Employee and Corporation.

2. Corporation hereby agrees to employ Employee as President or in such other capacity or position as the Board of Directors of Corporation may from time to time determine.

3. At any time after Employee has provided ten (10) years of service to Corporation or attains age sixty (60), whichever occurs second, such date hereinafter referred to as the "retirement date," Employee may retire from active and daily service to Corporation. Upon such retirement date, Corporation shall pay to Employee a monthly pension of seven thousand five hundred dollars ($7,500.00) per month, payable on the first business day of each calendar month beginning the first month after the retirement date for the remainder of Employee's lifetime. If Employee should die after retirement date and Employee is married at Employee's death, Corporation will continue to make the monthly payments to Employee's spouse for the remainder of Employee's spouse's lifetime. If the said spouse does not survive Employee or survives Employee and thereafter dies, all benefits under this Agreement shall then terminate.

4. If Employee should die while still in the active employment of the Corporation, but prior to the retirement date, Corporation will pay to Employee's spouse seven thousand five hundred dollars ($7,500.00) per month for the remainder of Employee's spouse's lifetime beginning the first month following the month in which Employee dies. If the said

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        spouse does not survive Employee or survives Employee and thereafter dies, all benefits under this Agreement shall then terminate.

5. If Employee shall leave active employment of Corporation prior to retirement date for any reason, this Agreement shall terminate; provided, however, that if such retirement is due to a permanent and total disability of Employee which prevents Employee from performing Employee's duties in a manner satisfactory to Corporation, then all the provisions of Paragraphs 3 and 4 of this Agreement shall remain in full force and effect, and that payments therein provided shall be made to Employee at the retirement date, or to the surviving spouse of Employee should Employee die before the retirement date, in the same manner as provided herein as if Employee had remained in the active employ of Corporation until the date of retirement or prior death.

        For purposes of this Paragraph, a determination by the Board of Directors of Corporation that the retirement of Employee is due to permanent and total disability shall be binding and conclusive upon all parties.

6. Corporation's obligations to make payments hereunder are conditioned upon and shall terminate in the event of the breach of the following:

        Except with reference to permanent and total disability as specified in Paragraph 5 of this Agreement, Employee shall have continued in the active employ of Corporation until retirement date as prescribed hereunder, or until Employee's prior death.

        Absences due to illness, and leave of absence granted by the company shall not constitute a breach of this agreement.

7. Employee, Employee's spouse, or any other beneficiary under this Agreement shall have no power to transfer, assign, anticipate, hypothecate, or otherwise encumber in advance any of the benefits payable hereunder, nor shall said benefits be subject to seizure for the payment of any debts or judgments, or be transferable by operation of law in the event of bankruptcy, insolvency, or otherwise.

8. Nothing in this Agreement shall affect any right which Employee may otherwise have to participate in, or under, any other retirement plan or agreement which Corporation may now or hereafter have.

9. Notwithstanding the provision of Paragraph 3 of this Agreement, Employee, with the consent of Corporation, may continue in active employment after the retirement date. In such event, Corporation may defer the start of the payments provided for under Paragraph 3 of this Agreement until the date of actual retirement.

10. This Agreement shall be binding upon the parties hereto, their heirs, executors, Administrators, successors or assigns. In the event of any consolidation or merger of Corporation into or with another corporation, or the sale of all or substantially all the stock of Corporation, or the sale of all or substantially all of the assets of Corporation, such successor corporation or buyer, as the case may be, shall assume this contract and


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        shall become obligated to perform all of the terms and conditions hereof, and Employee's obligation shall continue in favor of Corporation, or its successors or assigns.

11. Notwithstanding any other provisions of this Agreement, Corporation reserves the right to terminate this Agreement or the Employee's employment at any time prior to Employee's retirement date, in which event this Agreement shall automatically terminate, and Corporation shall have no further obligation hereunder.

12. The rights accruing to Employee or any designee under the provisions of this Agreement shall be solely those of an unsecured creditor of Corporation.

        IN WITNESS WHEREOF, this Agreement has been executed by the parties on the date first above written.



                                           SYNERGISM, INC.



                                           By: /s/ Eugene A. Ravizza
                                               -------------------------------
                                               PRESIDENT



                                           By: /s/ James S. Ryley
                                               -------------------------------
                                               SECRETARY



EMPLOYEE:


/s/ James S. Ryley
------------------
JAMES RYLEY


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                   Deferred Compensation Agreement - Amendment

This amendment is made to the agreement dated December 27th, 1994 between Synergism, Inc., herein referred to as "Corporation" and James Ryley, herein referred to as "Employee."

Agreement Section 3 is amended to read:

At which time after Employee is retired from the Corporation, such date hereinafter referred to as the "retirement date," the Corporation shall pay to Employee a monthly pension of Seven Thousand Five Hundred ($7,500.00) dollars per month, payable on the first business day of each calendar month and continuing for one hundred and eighty (180) months.

This amendment is agreed and entered into this 19th day of June, 2000.

Synergism, Inc.

By: /s/ Eugene A. Ravizza
    --------------------------
    President

By: /s/ Claranne R. Long
    --------------------------
    Asst. Secretary

Employee:

    /s/ James S. Ryley
    --------------------------
    James S. Ryley